Exhibit 23.1



Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of The Manitowoc Company, Inc. on Form S-8 (File No. 33-48665) or our report dated May 9, 1996, on our audit of the financial statements of The Manitowoc Company, Inc. RSVP Profit Sharing Plan as of December 31, 1995 and 1994, and for the year ended December 31, 1995 and the period from July 3, 1994 to December 31, 1994, which report is incorporated by reference and included, respectively, in this Annual Report on Form 11-K.




                                     \s\  Coopers & Lybrand L.L.P.
                                     ------------------------------
                                     COOPERS & LYBRAND L.L.P.


Milwaukee, Wisconsin
June 27, 1996











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